UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

COMMAND SECURITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	001-33525	14-1626307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Herndon Parkway, Suite A

Herndon, Virginia 20170

(Address of Principal Executive Offices) (Zip Code)

(703) 464-4735

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 21, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 18, 2018, by and among Command Security Corporation (the “Company”), Prosegur SIS (USA) Inc., a Delaware corporation (“Parent”), and Crescent Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, each issued and outstanding share of the Company’s common stock, par value $0.0001 per share, (each a “Share” and, collectively, the “Shares”) (other than (i) Shares held by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or (ii) Shares owned by any direct or indirect wholly owned subsidiary of the Company, and, in each case, not held on behalf of third parties) were each cancelled and automatically converted into the right to receive $2.85 per Share in cash (the “Merger Consideration”). In addition, pursuant to the Merger Agreement, each outstanding option to purchase Shares, outstanding restricted Shares and outstanding restricted stock units, in each case, whether vested or unvested, was cancelled and entitles the holder of each such option to receive an amount in cash equal to (x) the total number of Shares subject to such Company option, whether vested or unvested, immediately prior to the effective time of the Merger multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per Share under each Company option, less applicable taxes.

Pursuant to the laws of the State of New York, the Merger and the Merger Agreement were approved by the affirmative vote of holders of at least two-thirds of the outstanding Shares of the Company’s common stock entitled to vote at a special meeting of the Company’s shareholders held on December 4, 2018.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2018, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company has notified NYSE American LLC (“NYSE American”) on February 21, 2019 that each outstanding Share was converted in the Merger into the right to receive $2.85 in cash, without interest, as set forth in Item 2.01 hereof which is incorporated herein by reference, and requested that NYSE American file a Form 25 with the SEC to strike the Shares from listing and registration thereon. In addition, the Company will be filing with the SEC a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding Share was converted in the Merger into the right to receive $2.85 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly owned subsidiary of Parent. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2019, the following directors of the Company resigned from its board of directors, effective upon completion of the Merger: Thomas P. Kikis, Craig P. Coy, James P. Heffernan, Jerry L. Johnson and Mark J. Sullivan.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 18, 2018, by and among Command Security Corporation, Prosegur SIS (USA) Inc. and Crescent Merger Sub, Inc. (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 24, 2018 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMAND SECURITY CORPORATION

Date: February 22, 2019	By:	/s/ N. Paul Brost
	Name:	N. Paul Brost
	Title:	Chief Financial Officer